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                           SHARE OPTION AGREEMENT AND

                        AMENDMENT OF THE LABOUR AGREEMENT

                                    Ciao GmbH
                               Leopoldstrasse 236
                                  80807 Munchen

                                       And

                                      Herrn
                                Stephan Musikant
                             Sonnenstra(beta)e 23 d
                                  86923 Finning
                     -hereinafter referred to as "Employee"

PREAMBLE

The Employee is employed with Ciao GmbH, formerly Ciao AG, since 16.09.2004 as Leader Media Sales. Ciao is a subsidiary of Greenfield Online Inc (hereinafter referred to as "Greenfield "). Ciao and Greenfield intend to implement a share option programme and grant their employees the option to purchase Greenfield's common stock.

Besides the parties agree on an extension of the notice period.

I.    SHARE OPTIONS

      The Employee has been granted options to purchase 10.000 shares pursuant to the terms of the Greenfield's 2004 Equity Incentive Plan. These options will have an exercise price of $13.75. They will have a 7-year term and will vest according to the following schedule: 25% will vest on December 31, 2005, and 12.5% will vest on each 6-month anniversary thereafter.

II.   NOTICE PERIOD

      The notice period for both parties shall be 6 months to the end of month. If the period of notice that the Company has to observe is lengthened by statutory regulations, this prolongation shall also apply to the Employee.

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III.  VALIDITY OF LABOUR CONTRACT

The rest of the terms and conditions stipulated in the Terms and Conditions of Employment, dated 15.06.2004, will remain unaffected.

Munich,  July 8, 2005

/s/ Maximilian Cartellieri              /s/ Gunnar Piening
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Ciao GmbH                               Ciao GmbH

Munich,  July 8, 2005

/s/ Stephan Musikant
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